Exhibit 10.63

EXECUTION COPY

June 28, 2005

SECURITIES PURCHASE AGREEMENT

SHURGARD STORAGE CENTERS, INC.

as Buyer

Fremont SE (L.P.) Ventures, L.L.C.

and

Fremont SE (G.P.) Ventures, L.L.C.

and

Fremont SE (L.P.) II Ventures, L.L.C.

and

Fremont SE (G.P.) II Ventures, L.L.C.,

as Sellers

SECURITIES PURCHASE AGREEMENT

BETWEEN:

1.	Fremont SE (L.P.) Ventures, L.L.C., a Delaware limited liability company, having its principal office at 199 Fremont Street, San Francisco, CA 94105, hereafter referred to as (“FLP”);

2.	Fremont SE (L.P.) II Ventures, L.L.C., a Delaware limited liability company, having its principal office at 199 Fremont Street, San Francisco, CA 94105, hereinafter referred to as (“FIILP”);

3.	Fremont SE (G.P.) Ventures, L.L.C., a Delaware limited liability company, having its principal office at 375 Park Avenue, Suite 3101, New York, NY 10152, hereafter referred to as (“FGP”)

4.	Fremont SE (G.P.) II Ventures, L.L.C., a Delaware limited liability company, having its principal office at 199 Fremont Street, San Francisco, CA 94105, hereafter referred to as (“FIIGP”)

(FLP, FIILP, FGP and FIIGP are hereinafter sometimes individually and together referred to as the “Seller” or the “Sellers”);

AND

5.	SHURGARD STORAGE CENTERS, INC., a company organized and existing under the laws of the State of Washington, USA, having its registered office at 1155 Valley Street, Suite 400, Seattle, WA 98109-4426, U.S.A. (the “Buyer”).

WHEREAS:

A.	Shurgard Self Storage SCA (previously named SSC Benelux & Co. S.C.A.) is a Belgian company (société en commandite par actions) having its registered office at Quai du Commerce 48, 1000 Brussels, Belgium, registered with the Registry of Legal Entities under company nr. 0454.057.394 (the “Company”).

B.	Each of the Sellers and SSC Benelux Inc. (“SSCB”), a wholly owned subsidiary of the Buyer, hold equity participations in the Company. The Sellers and SSCB are parties to a Joint Venture Agreement dated 8 October 1999, as amended, with respect to the Company (the “Joint Venture Agreement”).

C.	The Sellers have agreed to sell their respective participations in the Company to the Buyer, and the Buyer has agreed to purchase such participations from each of the Sellers, on the terms of and subject to the conditions set out in this Agreement. The Sellers and Buyer understand and acknowledge that the New Profit Certificates (as defined in the Undertaking to Subscribe) have been annulled, and that no New Profit Certificates currently exist.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	Unless otherwise defined herein, capitalised terms used in this Agreement shall have the meaning given thereto in the Joint Venture Agreement.

1.2	In addition, the following terms shall have the following meaning:

“Agreement”:	the present agreement and the exhibits and the schedules hereto;

“Breach of Representations”:	means, in respect of any representations and warranties contained in the Clauses 6.1 and 7.1, that all or part of the facts stated therein are not true and accurate;

“Company Code”:	the Belgian company code, enacted by the law of 7 May 1999, as amended from time to time;

“Closing”:	the consummation of the sale and purchase of the Securities in accordance with this Agreement;

“Closing Date”:	the date set for Closing pursuant to Clause 5.1;

“Conditions”:	the conditions precedent set out in Clause 4.2;

“GP Securities”:	7 General Partner Interests (referred to in the Company’s Articles of Association as “actions commanditées”) of which 5 are being sold by FGP and 2 are being sold by FIIGP to the Buyer under this Agreement;

“LLP Securities”:	56,347 Profit Certificates (referred to in the Company’s Articles of Association as “Parts Bénéficiaires”) in the Company of which 42,967 are being sold by FLP and 13,380 are being sold by FIILP to the Buyer under this Agreement;

“Purchase Price”:	the purchase price for the Securities, as set out in Clause 3.1, adjusted, as the case may be, in accordance with Clause 3.2;

“Profit Certificates”:	the 178,306 profit certificates issued by the Company on October 15, 1999 and the 29,234 profit certificates issued by the Company on December 23, 2004;

“Securities”:	GP Securities and LLP Securities;

“Shurgard Stock”:	Class A common stock of Shurgard Storage Centers, Inc. listed on the New York Stock Exchange;

“Third-Party Right”:	any mortgage, charge, pledge, lien, right of usufruct, option, restriction, right of first refusal, right of pre-emption, easement, third-party right or interest, other encumbrance or security interest of any kind; and

“Undertaking to Subscribe”:	the agreement with respect to the undertaking to subscribe to New Profit Certificates entered into between the Sellers and SSCB, among others, on 27 February 2001, as amended June 7, 2004.

1.3	Interpretation

1.3.1	The titles and headings included in this Agreement are for convenience only and do not express in any way the intended understanding of the parties. They shall not be taken into account in the interpretation of the provisions of this Agreement.

1.3.2	The words “herein,” “hereof,” “hereunder,” “hereby,” “hereto,” “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular clause, paragraph or other subdivision.

1.3.3	The words “include,” “includes,” “including” and all forms and derivations thereof shall mean including but not limited to.

1.3.4	All periods of time set out in this Agreement shall be calculated from midnight to midnight. They shall start on the day following the day on which the event triggering the relevant period of time has occurred. The expiration date shall be included in the period of time. If the expiration date is a Saturday, a Sunday or a bank holiday in Belgium, London or the USA, the expiration date shall be postponed until the next business day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days. All periods of time consisting of a number of months (or years) shall be calculated from the day in the month (or year) when the triggering event has occurred until the eve of the same day in the following month(s) (or year(s)).

1.3.5	Unless otherwise provided herein, all references to a fixed time of a day shall mean New York City time.

2.	SALE AND PURCHASE

2.1	Sale and purchase

2.1.1	Subject to the terms and conditions of this Agreement (including in particular the Conditions), FGP and FIIGP hereby sell to the Buyer, or any subsidiary of the Buyer that Buyer may designate, the GP Securities, and the Buyer (or such subsidiary) hereby purchases all of the GP Securities from FGP and FIIGP.

2.1.2	Subject to the terms and conditions of this Agreement (including in particular the Conditions), FLP and FIILP hereby sell to the Buyer, or any subsidiary that the Buyer may designate, the LLP Securities, and the Buyer (or such subsidiary) hereby purchases all of the LLP Securities from FLP and FIILP.

2.2	Waiver of Right of First Offer

Concurrently with the execution and delivery of this Agreement, the parties hereto acknowledge that the other Partners (as defined in the Joint Venture Agreement) have duly waived their respective Right of First Offer (as defined in the Joint Venture Agreement) pursuant to the Waiver Letter, executed copies of which are attached hereto.

2.3	Transfer of title

Title to the Securities shall pass, and the Purchase Price shall be paid, on Closing.

2.4	Sale free and clear

The Securities are sold with all rights, together with the obligations identified in Clause 9.1, attaching or accruing to the Securities now or after the date of this Agreement, including the right to any dividend declared on or after the date of this Agreement, and free from any and all Third-Party Rights, other than those included in the Articles of Association of the Company and the Joint Venture Agreement.

2.5	All Securities

The sale contemplated hereunder is indivisible and shall be valid only if it applies to all of the Securities. No partial enforcement of this Agreement shall be allowed.

3.	PURCHASE PRICE AND PAYMENT

3.1	Payment

Buyer shall pay Sellers the Purchase Price for the Securities of Euro 80,000,000 (Eighty Million Euro) and US $837,258 (Eight Hundred Thirty-Seven Thousand, Two Hundred and Fifty-Eight Dollars), payable as follows:

(a)	Euro 7,838 (Seven Thousand Eight Hundred and Thirty-Eight Euro) in cash to FGP for 5 General Partner Interests;

(b)	Euro 2,440 (Two Thousand Four Hundred and Forty Euro) in cash to FIIGP for 2 General Partner Interests;

(c)	(i) Euro 30,494,922 (Thirty Million Four Hundred Ninety-Four Thousand Nine Hundred Twenty-Two Euro) in cash, and (ii) Euro 30,502,760 (Thirty Million Five Hundred and Two Thousand Seven Hundred and Sixty Euro), all or a portion of which may, at Buyer’s option, be paid in cash to FLP or in Shurgard Stock issued to FLP or its designee, and (iii) US $638,467 (Six Hundred Thirty-Eight Thousand Four Hundred Sixty-Seven Dollars) in cash, to FLP for 42,967 Profit Certificates;

(d)	(i) Euro 9,494,800 (Nine Million Four Hundred Ninety-Four Thousand Eight Hundred Euro) in cash, and (ii) Euro 9,497,240 (Nine Million Four Hundred Ninety-Seven Thousand Two Hundred Forty Euro), all or a portion of which may be, at Buyer’s option, be paid in cash to FIILP or in Shurgard Stock issued to FIILP or its designee, and (iii) US $198,791 (One Hundred Ninety-Eight Dollars Seven Hundred Ninety-One Dollars) in cash, to FIILP for 13,380 Profit Certificates;

For the purposes of this Clause 3.1: (x) Euro shall be converted to U.S. dollars at an $US/Euro exchange rate equal to the spot rate as published on the relevant Bloomberg page, as quoted in New York, New York, at 5:00 p.m. (EST) on the business day immediately prior to the Closing Date (but in no event later than June 29, 2005); and (y) the number of shares of Shurgard Stock to be delivered to FLP and FIILP (or their respective designees) shall be equal to the quotient of (A) that portion of the Euro amounts specified in Subclauses 3.1(c)(ii) and 3.1(d)(ii) above (as converted to US Dollars in accordance with clause (x) of this sentence) as Buyer elects to pay in Shurgard Stock, divided by (B) the volume weighted average sale price of the Shurgard Stock on the New York Stock Exchange, as reported by Bloomberg, for the ten (10) consecutive trading days immediately preceding the date of this Agreement (the “Shurgard Stock Value”). Buyer shall notify Sellers at least two business days prior to Closing of the portion of the Purchase Price that it elects to pay in cash and in Shurgard Stock pursuant to Subclauses 3.1(c)(ii) and 3.1(d)(ii) above. In lieu of delivering any fractional share to FLP or FIILP pursuant to this Clause 3.1, Buyer shall pay to such party the cash value of such fractional share, which shall be equal to the product of (i) such fractional share and (ii) the Shurgard Stock Value. The Purchase Price payable in cash shall be paid in U.S. dollars by the Buyer on Closing by wire transfer of immediately available funds to the bank accounts of each of the Sellers, the details of which shall be communicated to the Buyer by each of the Sellers prior to Closing. At Closing, the Purchase Price payable in Shurgard Stock shall be paid to FLP and FIILP (or their respective designees) by the Buyer by book-entry transfer of the shares of Shurgard Stock, with evidence of such transfer satisfactory to FLP and FIILP (or their respective designees); or, if book-entry transfer is not available, the Purchase Price payable in Shurgard Stock shall be paid by the Buyer by delivery to FLP and FIILP (or their respective designees) of stock certificates evidencing the number of shares of Shurgard Stock and duly executed on behalf of the Buyer and registered in the name of FLP and FIILP (or their respective designees), as the case may be.

3.2	In the event that the Company makes an equity call on the Profit Certificates (i.e. the request to pay-in, partially or fully, the Profit Certificates) after the date of this Agreement and prior to the Closing Date, the part of the Purchase Price payable in cash to FLP and FIILP will be increased by the U.S. dollar equivalent of the Euro amount paid-in by FLP and FIILP (in an amount equal to the U.S. Dollars actually paid by FLP and FIILP for such Euro amount paid in) for the Profit Certificates, and FLP and FIILP shall provide Buyer with reasonable supporting documentation of such amount.

3.3	The parties agree and acknowledge that any Shurgard Stock issued pursuant to this Agreement shall be issued in accordance with an available exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”).

3.4	The Buyer shall only be liable for the payment of the Purchase Price in accordance with this Agreement, and shall have no liability for the actual allocation of the Purchase Price among the Sellers.

3.5	The parties shall cooperate in good faith to allocate the Purchase Price (together with any liabilities of Shurgard Self Storage SCA) for United States federal, state, local and other tax purposes among the assets of Shurgard Self Storage SCA as soon as practicable following the Closing Date, which allocation shall be in accordance with applicable tax law. Each party agrees to report the federal, state, local and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with any such agreed-upon allocation and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim, or in any audit, litigation, investigation or otherwise. Each party shall cooperate with the other party in the filing of any applicable tax form with the United States Internal Revenue Service.

4.	CONDITIONS PRECEDENT

4.1	Sale conditional

The Closing of the sale of the Securities is subject to the satisfaction, on or before the date set out in Clause 4.5, of the Conditions set out in Clause 4.2.

4.2	Conditions

4.2.1

No prohibition. No order of any court or any governmental agency having jurisdiction over any party hereto shall have the effect of prohibiting or restraining the consummation of the sale and purchase of the Securities pursuant to this Agreement or any of the other transactions contemplated herein, and no legal action or governmental investigation shall be pending which may reasonably be expected to result in such order or which otherwise challenges the sale of the Securities or any of the other transactions contemplated herein.

4.2.2	Board of Directors Approval. The Board of Directors of Buyer and the Board of Directors of Sellers shall have approved the terms and conditions of this Agreement.

4.3	Waiver

The Conditions cannot be waived otherwise than with the unanimous written consent of all parties hereto.

4.4	Satisfaction

4.4.1	Reasonable endeavours. The parties undertake to use all reasonable endeavours, and to co-operate in good faith with each other, to achieve satisfaction of the Conditions as soon as possible.

4.4.2	Notice of progress. Each party undertakes to the other parties to inform them in writing forthwith upon it becoming aware of the satisfaction of any Condition. If at any time a party becomes aware of anything that may prevent or delay the satisfaction of any Condition, it shall immediately inform the other parties and the parties shall then co-operate to ensure that, to the extent possible, the Condition is satisfied.

4.5	Failure

The Conditions shall be deemed to have failed if they have not all been fulfilled (or waived pursuant to Clause 4.3) by 8:00 P.M. (Brussels time) on June 30, 2005, in which case this Agreement shall be terminated and the parties shall cease to have any rights or obligations hereunder, provided that Clauses 11.2 and 11.3 shall survive for 2 years as of the signatory date hereof .

5.	CLOSING

5.1	Closing Date

Subject to the satisfaction (or, as the case may be, waiver pursuant to Clause 4.3) of all Conditions, the sale and purchase of the Securities shall be consummated on Thursday, June 30, 2005. The Closing shall take place at the offices of Linklaters DeBandt, Brussels or such other place in Brussels as the Seller and the Buyer may agree.

5.2	Obligations in relation to Closing

Each party undertakes to perform diligently and in good faith all such actions and execute all such documents as the other parties may reasonably direct it to in order to perfect the sale and purchase of the Securities and the execution of this Agreement.

5.3	Action taken upon Closing

5.3.1	On Closing, the parties or their duly authorized attorneys-in-fact shall exchange the following documents and take the following actions:

(a)	the Buyer shall pay the Purchase Price in the manner set out in Clause 3;

(b)	each of the Sellers shall deliver to the Buyer an acknowledgement of receipt of the part of the Purchase Price due to it;

(c)	upon receipt of acknowledgment of payment by the Buyer, each of the Sellers and the Buyer shall record the transfer of the Securities, whereby the GP Securities and the LLP Securities will be transferred to Buyer, and shall sign a declaration of transfer in respectively the share register and the profit certificates register of the Company;

(d)	FGP and FIIGP shall deliver a resignation letter from its representative on the Board of Managers of the Company; and

(e)	if Buyer elects to pay any portion of the Purchase Price in Shurgard Stock pursuant to Clause 3.1, each of FLP (or its designee), FIILP (or its designee) and the Buyer shall execute and deliver an investor rights agreement, in substantially the form attached hereto as Exhibit A and made a part hereof (the “Investor Rights Agreement”).

5.3.2	Promptly after Closing, the Buyer shall and shall cause SSCB to (i) convene and thereafter hold a Partners Meeting to acknowledge the resignation of the former Managers and grant a provisional discharge to FGP and FIIGP, (ii) arrange for the publication in the Moniteur belge of the transfer of the GP Securities and resignation of the former Managers pursuant to this Agreement and (iii) amend Clause 9 of the Articles of Association of the Company to delete the reference to FGP and FIIGP being an “actionnaire commandité.”

6.	REPRESENTATIONS AND WARRANTIES OF THE BUYER - INDEMNIFICATION - LIMITATIONS

6.1	Representations and warranties

The Buyer represents and warrants to the Sellers that the representations and warranties set out hereafter are true and accurate as at the date of this Agreement:

6.1.1	Incorporation and existence. The Buyer is a corporation duly incorporated and validly existing under the Laws of the State of Washington (USA).

6.1.2	Power and authority. Subject to satisfaction of the Conditions set forth in Clause 4.2, the Buyer has the right, power and authority, and has taken all action required, to sign and perform its obligations under this Agreement and all the documents which are to be signed at Closing, and to issue any Shurgard Stock to be issued to FLP and FIILP (or their respective designees) and to sign and perform its obligations under the Investor Rights Agreement.

6.1.3	Validity of the Agreement. The execution and delivery of this Agreement by the Buyer and the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including any issuance of the Shurgard Stock pursuant to Clause 3.1 and the performance under the Investor Rights Agreement, and its ownership of the Securities will not (i) result in a violation of the Buyer’s organizational documents, (ii) result in a violation of any law or regulation, judgement or court order by which the Buyer is bound or affected, or (iii) conflict with, or cause a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is bound. Any Shurgard Stock issued to FLP and FIILP (or their respective designees) will be duly and validly issued, fully paid and nonassessable, and will be free and clear of any Third-Party Rights and restrictions on transfer, other than restrictions on transfer under the Investor Rights Agreement and applicable state and federal securities laws. Any Shurgard Stock issued to FLP and FIILP (or their respective designees) shall not be subject to any preemptive rights or rights of first refusal or other similar rights. The Investor Rights Agreement, when duly executed and delivered by the Buyer, will be a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

6.1.4	Financial condition. The Buyer has the financial means to pay the Purchase Price in the manner provided for in this Agreement.

6.1.5	Legal proceedings. There are, to the best knowledge of the Buyer, no actions, proceedings or claims pending, the adverse determination of which may impair the validity or enforceability of this Agreement or any of its principal terms, materially adversely affect the financial condition of the Buyer or otherwise negatively affect the Buyer’s ability to perform its obligations under this Agreement.

6.1.6	Agreements. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement, including, without limitation, any issuance of the Shurgard Stock pursuant to Clause 3.1, except any such filings as shall have been made prior to the Closing Date, and any notices to be filed with applicable federal and state agencies, which will be timely filed by Buyer within the applicable periods therefor.

6.1.7	SEC Documents. Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by the Buyer with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates,

(a)	the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents; provided, however, that (i) as of its filing date, Buyer’s annual report on Form 10-K for the year ended December 31, 2004 may not have complied in all material respects with Section 404 of the Sarbanes-Oxley Act of 2002 and the related SEC rules and regulations, and (ii) as discussed below in clause (b) of this Clause 6.1.7, certain of the SEC Documents included financial statements that were subsequently restated and therefore those SEC Documents may not have complied in all material respects with the requirements of the Exchange Act and the SEC rules and regulations with respect to financial statements included in such filings; and

(b)	the financial statements of the Buyer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto; provided, however, that the financial statements included in certain of the SEC Documents were subsequently restated, and in each such case, may not have complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto as of the date the initial SEC Document was filed.

None of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.2	Updating of Representations to Closing

The Buyer warrants to the Sellers that the representations and warranties set out in Clause 6.1 shall be true and accurate on the Closing Date, as if they had been repeated on that day.

6.3	Indemnification

Subject to the limitations set out in Clause 6.4, the Buyer agrees and undertakes to indemnify and hold harmless each of the Sellers for any damages suffered by such Seller as a result of any Breach of Representations of the Buyer or any breach of any covenant of the Buyer in this Agreement.

6.4	Limitation of Buyer’s liability

6.4.1	Time limitations. The Buyer shall have no obligation to indemnify the Sellers in respect of any claim made pursuant to Clause 6.3 unless it is given by the Sellers to the Buyer in accordance with Clause 8.1 within two years following the Closing Date.

6.4.2	Fraud and intentional misconduct. None of the limitations contained in this Clause 6 shall apply in case of fraud or intentional misrepresentations or misconduct by the Buyer.

7.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS - INDEMNIFICATION - LIMITATIONS

7.1	Representations and warranties

Each of the Sellers severally, and not jointly and severally, represents and warrants to the Buyer for such Seller that the representations and warranties set out hereafter for such Seller are true and accurate as at the date of this Agreement:

7.1.1	Incorporation and existence. FGP, FIIGP, FLP and FIILP are limited liability companies duly formed, validly existing and in good standing under the Laws of the State of Delaware (USA).

7.1.2	Power and authority. Subject to satisfaction of the Conditions set forth in Clause 4.2, FGP, FIIGP, FLP and FIILP have the right, power and authority, and have taken all action required, to sign and perform their obligations under this Agreement and all the documents which are to be signed at Closing.

7.1.3	Validity of the Agreement. The entry by each of the Sellers into, and performance of obligations under, this Agreement does not (i) violate any law or regulation, judgment or court order by which that Seller is bound or affected, or (ii) conflict with, or cause a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which that Seller is bound.

7.1.4	Legal proceedings. There are, to the best knowledge of the each of the Sellers, no actions, proceedings or claims pending, the adverse determination of which may impair the validity or enforceability of this Agreement or any of its principal terms or which otherwise negatively affects that Seller’s ability to perform its obligations under this Agreement.

7.1.5	Securities. Each Seller is on the date hereof the registered owner of the Securities mentioned in Clause 2.1. The Securities are in registered form and all are duly registered in the name of that Seller in respectively the share register and the profit certificates register.

7.1.6	Securities paid-up. All of the Securities are fully paid-up, except for the Profit Certificates issued on December 23, 2004, for which partial payment has been made as of the date of this Agreement.

7.1.7	Agreements. There are, to the best knowledge of each Seller, no agreements, arrangements or obligations other than the Articles of Association of the Company, the Joint Venture Agreement and the Undertaking to Subscribe, which affect the voting or distribution rights attached to the Securities, or which could prevent or affect the transfer of title to the Buyer of the Securities.

7.1.8	Third-party right. There is no Third-Party Right and there is no agreement, arrangement or obligation to create a Third-Party Right in relation to any of the Securities, other than those set out in the Articles of Association of the Company and the Joint Venture Agreement.

7.1.9	Private Placement Representations and Warranties

The following representations and warranties are given severally by each of FLP and FIILP pursuant to Clause 3.3 of the Agreement. If Buyer elects to pay any portion of the Purchase in Shurgard Stock pursuant to Clause 3.1 of the Agreement, FLP and FIILP each severally represents and warrants to the Buyer as follows:

(i) Each is in a financial position to hold the Shurgard Stock for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment in the Shurgard Stock.

(ii) Each acknowledges that it has received and had the opportunity to review to its satisfaction the materials included in the reports and filings that Buyer has filed with the Securities and Exchange Commission.

(iii) Each has obtained, to the extent that it deems necessary, professional advice with respect to the risks inherent in acquiring the Shurgard Stock, the financial condition of Buyer and the suitability of an investment in the Shurgard Stock in light of its financial condition and investment needs.

(iv) Each, either alone or with the assistance of its professional advisors, is a sophisticated investor, is able to fend for itself in the transactions contemplated by the Agreement relating to the Shurgard Stock and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shurgard Stock.

(v) Each is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(vi) Any Shurgard Stock being acquired is being acquired by each for investment for its respective account, not as a nominee or agent, and not with a view to the distribution of any part thereof in violation of the Securities Act; each has no present intention of selling, granting any participation in or otherwise distributing any of the Shurgard Stock in a manner contrary to the Securities Act, nor does it have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the Shurgard Stock.

(vii) Each acknowledges that the Shurgard Stock has not been and will not prior to issuance be registered under the Securities Act and that the Shurgard Stock is characterized under the Securities Act as “restricted securities” and, therefore, cannot be sold or transferred until such sale or transfer is registered under the Securities Act as provided in this Agreement or an exemption from such registration is available.

(viii) Each has been advised that any Shurgard Stock being issued is being issued under the Agreement pursuant to exemptions from applicable U.S. federal and state securities laws, and that Shurgard’s reliance on such exemptions is predicated in part on its representations contained herein.

(ix) Each understands that certificates or other instruments representing any Shurgard Stock being issued under this Agreement will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (ii) THERE IS AN EXEMPTION FROM REGISTRATION AVAILABLE FOR SUCH TRANSACTION.

Each agrees that, in order to ensure and enforce compliance with the restrictions referred to in the foregoing legend, Buyer may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Shurgard Stock.

7.2	Updating of Representations to Closing

Each of the Sellers warrants to the Buyer that the representations and warranties set out in Clause 7.1 made by it shall be true and accurate on the Closing Date, as if they had been repeated on that day.

7.3	Indemnification

Subject to the limitations set out in Clause 7.4, each of the Sellers agrees and undertakes to indemnify and hold harmless the Buyer for any damages suffered by the Buyer as a result of any Breach of Representations of that Seller or any breach of any covenant of that Seller in this Agreement, it being understood that this indemnification undertaking is not joint and several.

7.4	Limitation of Seller’s liability

7.4.1	Time limitations. No Seller shall have any obligation to indemnify the Buyer in respect of any claim made pursuant to Clause 7.3 unless notice of such claim is given by the Buyer to the relevant Seller in accordance with Clause 8.1 within two years following the Closing Date.

7.4.2	Fraud and intentional misconduct. None of the limitations contained in this Clause 7 shall apply in case of fraud or intentional misrepresentations or misconduct by that Seller.

8.	CLAIMS

8.1	Notification of claims

In order to make a claim against the other party, the party making the claim shall give a notice of such claim to the other party within the time limits provided in Clauses 6.4.1 or 7.4.1, setting out the legal and factual basis of the claim, together with, if practicable, a first estimate of the amount of the damages suffered.

8.2	Disagreement on a claim

If the relevant Seller and the Buyer are unable to reach agreement on the amount payable within sixty (60) days following notification of a claim pursuant to Clause 8.1, the matter shall be decided in accordance with Clause 12.

9.	ASSUMPTION OF LIABILITIES AND INDEMNIFICATION

9.1	General

9.1.1	From and after the Closing, the Buyer, as acquiror of the Securities, shall assume all rights and obligations of the Sellers under the Joint Venture Agreement, the Undertaking to Subscribe and the Articles of Association of the Company, and any other agreement entered into between the parties. Should any party assert any claim in connection with such rights and obligations, the Buyer shall fully indemnify and hold the Sellers harmless from and against any such claim or liability; it being understood that the Buyer shall assume liability in respect of facts, actions, omissions or events taking place or arising before or after the Closing.

9.1.2	The Buyer shall assume any liability with respect to the GP Securities acquired from FGP and FIIGP pursuant to this Agreement to the extent that any such claims or legal liability arise from facts, actions, omissions or events taking place or arising before or after Closing, in respect of which the Buyer will fully indemnify and hold Sellers harmless from and against any such claim or liability.

9.1.3	From and after the Closing, the Buyer shall assume all liabilities in connection with the Company and the business of the Company. Should any party assert a claim in connection with the Company or the business of the Company, the Buyer will fully indemnify and hold Sellers harmless from and against any such claim or liability; it being understood that the Buyer shall assume liability in respect of facts, actions, omissions or events taking place or arising before or after the Closing.

10.	COVENANTS

10.1	Voting

10.1.1	Conditional upon and from such time that the Conditions are satisfied until Closing, FGP and FIIGP undertakes in favour of the Buyer that its representatives on the Board of Managers of the Company shall vote in favour of the approval of the transfer of Partner Interests and of Profit Certificates to the Buyer.

10.1.2	The Buyer undertakes that it, SSCB and their respective representatives on the Board of Managers, and in the Partners’ Meeting of the Company, will vote in favour of granting provisional as well as definitive discharge, to the former Managers of the Company who will resign pursuant to this Agreement, and to FGP and FIIGP.

10.2	Covenants in Joint Venture Agreement

The Sellers undertake to be bound by the terms of Article 7.3 of the Joint Venture Agreement.

10.3	Co-operation

The parties shall do and execute, or arrange for the doing and execution of, all acts, documents and things necessary to give effect to this Agreement.

10.4	Notice to the Company

The Buyer shall, on Closing, notify the Company of its acquisition of the Securities, in accordance with Article 632 § 2 of the Company Code.

10.5	Joint and several liability between the Sellers

Except as otherwise provided herein, all undertakings and other obligations of FGP, FIIGP, FLP and FIILP under this Agreement shall be joint and several between FLP, FIILP, FGP and FIIGP. The joint and several liability of FLP, FIILP, FGP and FIIGP shall not extend to any other person or entity affiliated to any of the Sellers.

11.	MISCELLANEOUS PROVISIONS

11.1	Announcements

11.1.1	No public announcement, disclosure, communication or circular (each, an “Announcement”) concerning the transaction referred to in this Agreement may be made at any time (before or after Closing) by any party without having first obtained the written consent of the other parties who must not unreasonably refuse, withhold or delay the giving of consent; provided, however, that a party may make any Announcement that is required or requested by law, rule or regulation, including without limitation the rules and regulations of any securities exchange on which its securities are listed or traded (collectively, “Law”).

11.1.2	Where the Announcement is required or requested by Law, the party required to make such Announcement must if practicable first consult, and take into account the reasonable requirements of, the other parties.

11.2	Confidentiality of the Agreement

The terms of this Agreement shall be kept confidential for a period of two years from the date of this Agreement and during such time shall not be disclosed to any third party except (a) as required or requested by Law, (b) as necessary to respond to a request from any administration or authority, (c) as necessary to support a claim or defence in litigation between the parties hereto, (d) as necessary in accordance with the Sellers’ requirements to provide periodic financial information to their partners, investors, members, or shareholders or (e) as otherwise agreed in writing between the parties.

11.3	Costs

Save as otherwise provided herein, each party shall bear its own costs relating to the negotiation, preparation and execution and implementation by it of this Agreement and of all other documents ancillary hereto.

11.4	Notices

All notices to be made in writing under this Agreement shall be given in the English language by registered mail, express courier service or telefax (confirmed by registered mail or express courier service) to the following addresses or such other addresses as the parties may have designated to each other by notice given in accordance with this Clause:

If to FLP:	Name:	Fremont SE (L.P.) Ventures, L.L.C.

	Address:	199 Fremont Street San Francisco, CA 94105

	Attention:	Claude J. Zinngrabe, Jr.

	Fax:	415 284.8183

If to FIILP:	Name:	Fremont SE (L.P.) II Ventures, L.L.C.

	Address:	199 Fremont Street San Francisco, CA 94105

	Attention:	Claude J. Zinngrabe, Jr.

	Fax:	415 284.8183

If to FGP	Name:	Fremont SE (G.P.) Ventures, L.L.C.

	Address:	375 Park Avenue, Suite 3101 New York, NY 10152

	Attention:	Frederick P. Zarrilli

	Fax:	212 771.1899

If to FIIGP:	Name:	Fremont SE (G.P.) II Ventures, L.L.C.

	Address:	199 Fremont Street San Francisco, CA 94105

	Attention:	Matthew J. Reidy

	Fax:	415.284 8183

If to the Buyer	Name:	Shurgard Storage Centers, Inc.

	Address:	1155 Valley Street, Suite 400, Seattle, WA 98109-4426, USA

	Attention:	General Counsel

	Fax:	206 652 3760

11.5	Other agreements - amendments

This Agreement supersedes and replaces any and all prior negotiations, arrangements and understandings, whether or not in writing, between the parties with respect to the subject matter of the Agreement. No variation of this Agreement is valid unless it is in writing and signed by or on behalf of each party.

11.6	Assignment

This Agreement shall be binding upon and inure for the benefit of the successors of the parties but may not be assigned; provided; however, the Buyer may assign its rights to acquire the Securities to any wholly owned subsidiary(ies) of the Buyer so long as the Buyer shall not be released from its liabilities and obligations under this Agreement.

11.7	Severability

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any applicable law, that provision shall be deemed not to form part of this Agreement, and the legality, validity or enforceability of the remainder of this Agreement shall not be affected. In such case, each party shall use its best efforts to immediately negotiate in good faith a valid replacement provision having a similar economic effect.

12.	GOVERNING LAW AND JURISDICTION

12.1	This Agreement is governed by and shall be construed and interpreted in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law Rules 327(b). Any action brought to interpret or enforce this Agreement shall be brought in any state court sitting in the County of New York or federal court sitting in the Southern District of New York and each party hereto agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, each party hereby agrees and consents that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over such party in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York, and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon such party by registered or certified mail to or by personal service at the last known address of such party, whether such address be within or without the jurisdiction of any such court.

12.2	This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as of June 28, 2005.

FREMONT SE (G.P.) VENTURES, L.L.C.

/s/ Frederick R. Zarilli
Name:
Title:	Authorized Representative

FREMONT SE (G.P.) II VENTURES, L.L.C.

/s/ Matthew J. Reidy
Name:
Title:	Authorized Representative

FREMONT SE (L.P.) VENTURES, L.L.C.

/s/ Claude J. Zinngrabe, Jr.
Name:	Claude J. Zinngrabe, Jr.
Title:	Authorized Representative

FREMONT SE (L.P.) II VENTURES, L.L.C.

/s/ Claude J. Zinngrabe, Jr.
Name:	Claude J. Zinngrabe, Jr.
Title:	Authorized Representative
Title:	Authorized Representative

SHURGARD STORAGE CENTERS, INC.

/s/ Dave Grant
Name:	Dave Grant
Title:	President